Exhibit 99.3

STOCK PURCHASE AGREEMENT

1.     Purchase and Sale. By signing below, Edward L. Dudley (the “Selling Stockholder”) agrees to sell to Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the “Company”) an aggregate of 5,000 shares (the “Shares”) of common stock, par value $0.03 per share, of the Company (“Common Stock”), and the Company, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase the Shares from the Selling Stockholder at a price equal to $62,900.00, which is calculated by multiplying (a) the number of Shares and (b) $12.58 per share.

2.     Payment. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder immediately following delivery or crediting of the Shares to an account designated by the Company.

3.     Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Company that:

(a)     The Selling Stockholder has full right, power and authority to enter into this agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this agreement, has been duly authorized, executed and delivered by the Selling Stockholder.

(b)     The execution, delivery and performance by the Selling Stockholder hereof, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject or (ii) result in the violation of any law or statute or judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(c)     The Selling Stockholder has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the closing of the transaction contemplated hereby, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

(d)     As of the date hereof and as of the closing of the transaction contemplated hereby, as the case may be, the sale of the Shares by the Selling Stockholder is not and will be prompted by any material non-public information concerning the Company.

4.     Miscellaneous

(a)     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to it at 265 Turner Drive, Durango, CO 81303; Attention: CFO. Notices to the Selling Stockholder shall be given to him at 330 Red Rock Road, Durango, Colorado 81303.

(b)     This agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed in such state.

(c)     This agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)     No amendment or waiver of any provision hereof, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)     Except as expressly contemplated herein, each party hereto shall pay its own expenses in connection with the transactions contemplated hereby.

(f)     This constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(g)     This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing herein is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect hereof or any provision contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth under each signature below.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:     /s/ Bryan J. Merryman
Name: Bryan J. Merryman
Title: Chief Operating Officer and Chief Financial Officer

Dated: July 16, 2014

SELLING STOCKHOLDER:

/s/ Edward L. Dudley
Edward L. Dudley

Dated: July 16, 2014